UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 11, 2005




                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                     1-3919                      37-0364250
    (State or other               (Commission                  (IRS Employer
    jurisdiction of              File Number)                 Identification
    incorporation)                                                 No.)



               5430 LBJ Freeway, Suite 1740, Dallas, TX 75240-2697 (Address of principal executive offices) (Zip Code)



                                 (972) 458-0028
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12  under  the Exchange Act
         (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to  Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under  the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

     The Registrant, a debtor-in-possession, announced on March 29, 2005 that it had recently executed, and is seeking in the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court"), approval of an agreement (the "Agreement") with its largest pre-petition shareholder, Contran Corporation ("Contran"), one of the Registrant's Debtor-In-Possession lenders and affiliate of Contran, EWP Financial LLC, its largest labor union, the Independent Steel Workers Alliance, its Official Committee of Unsecured Creditors (the "Committee"), certain individual members of the Committee, and certain retiree groups (collectively, the "Parties") to facilitate the Registrant's successful exit from chapter 11 bankruptcy.

     The Agreement reached by the Parties provides, among other things, for a process to maximize the Registrant's going-concern value and that the Parties would finalize a Contran-sponsored plan of reorganization (the "Consensual Plan") that likely would go before the Bankruptcy Court for confirmation in the summer of 2005. Additionally, on the same timeline as the Consensual Plan, the Agreement allows each of the Parties to evaluate, negotiate, support and express a preference for a qualified alternative plan of reorganization (a "Qualified Alternative Plan" or "QAP") proposed by another party.

     Under the terms of the Agreement, the Consensual Plan and the Qualified Alternative Plan process both contemplate the Registrant will exit bankruptcy in the summer of 2005. The structured nature of the potential dual plan process is intended to achieve a controlled, efficient and successful exit from bankruptcy as well as to ensure the Registrant exits from bankruptcy as soon as possible while maximizing the value available to its constituents and maintaining the stability of the company in the future.

     The Agreement contemplates a single confirmation process that would allow multiple plans, including any potential QAP, to proceed on the same exit and confirmation timeline as the Consensual Plan. The Parties have agreed to defer disclosure of the applicable terms of the various plans to plan sponsors as required to maintain the integrity and value-maximizing potential of the plan consideration process set forth in the Agreement.

     The Registrant's motion for approval of the Agreement (including a more detailed summary thereof) and other documents relevant to Keystone's bankruptcy case are available at http://www.kccllc.com

Item 7.01    Regulation FD Disclosure

     The Registrant hereby furnishes the information set forth in the press release issued on April 11, 2005, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

     The information, including the Exhibit, the Registrant furnishes in this report is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

    Item No.       Exhibit Index
   ----------      -----------------------------------------------------------
      99.1         Press Release dated April 11, 2005 issued by the Registrant

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                        (Registrant)




                                        By: /s/ Bert E. Downing, Jr.
                                        Bert E. Downing, Jr.,
                                        Vice President, Chief Financial Officer,
                                        Corporate Controller and Treasurer


Date:  April 12, 2005

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -------------------------------------------------------------

99.1              Press Release dated April 11, 2005 issued by the Registrant.